Exhibit 10.3

CROSS COLLATERAL, CROSS DEFAULT, AND GUARANTY AGREEMENT

THIS AGREEMENT is effective this 16th day of February, 2018, and is entered into among Ally Financial Inc., a Delaware corporation (“Ally”), Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank, both Ally and Ally Bank having a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, TX 75024 (Ally and Ally Bank are hereinafter referred to as “Ally Parties”), and the entities and individuals listed below (each entity a “Dealership,” each individual a “Dealer,” and collectively the “Dealership Parties”):

1.
RMBL Missouri, LLC, a Delaware entity, located at 4521 Sharon Road, Suite 370, Charlotte, NC 28211; and

2.
RumbleOn, Inc., a Nevada entity, located at 4521 Sharon Road, Suite 370, Charlotte, NC 28211.

Recitals:

A.
One or more of the Ally Parties have made loans and advances to some or all of the Dealership Parties, which are affiliated and share a close business nexus.

B.
One or more of the Ally Parties may make additional loans, advances and other extensions of credit to some or all of the Dealership Parties, or continue to extend credit to one or more of the Dealership Parties, if Dealership Parties agree to provide additional security by cross-collateralizing, cross-defaulting and guarantying all of said existing, proposed and future loans, advances or extensions of credit.

C.
It is the intention of the Dealership Parties and the Ally Parties that all of the Dealership Parties’ assets which one or more of the Ally Parties now has, or may hereafter obtain, a lien on or security interest in, secures payment and performance for all current and future loans, advances and extensions of credit made by the Ally Parties to some or all of the Dealership Parties.

D.
It is the intention of the Dealership Parties and the Ally Parties that any default in the payment or performance of any obligation of any of the Dealership Parties to any of the Ally Parties, at the option of one or more of the Ally Parties, will constitute a default in all payments and performance of all obligations of all Dealership Parties to the Ally Parties now or hereafter obtained.

E.
It is the intention of each of the Dealership Parties individually to guaranty the performance and payment of Obligations of every other of the Dealership Parties under all Security Agreements (as these terms are defined below).

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, including the inducement of each of the Ally Parties, in its sole discretion, to extend credit or continue existing financial accommodations to the Dealership Parties, it is agreed as follows:

Agreement:

1)
DEFINITIONS: As used in this Agreement, the terms listed below have the following meaning:

a)
Obligation(s) means any liability, indebtedness or obligation of every kind and nature, now existing or hereafter arising, whether created directly, indirectly or acquired by assignment, whether matured or unmatured, and any cost or expense, including without limitation reasonable attorneys’ fees, incurred in the collection or enforcement of any such obligation of any one or more of the Dealership Parties, owed by any one or more of the Dealership Parties to one or more of the Ally Parties, any successor, assign, subsidiary or affiliate of Ally Parties.

b)
Security Agreement(s) means any existing or future agreement between one or more of the Dealership Parties and one or more of the Ally Parties which creates or provides for a security interest in or lien upon any of the assets or property (tangible or intangible, real or personal) of any of the Dealership Parties, including but not limited to this Agreement, wholesale floorplan agreements (i.e., Wholesale Security Agreement or Inventory Financing and Security Agreement), other security agreements, deeds of trust and mortgages.

c)
Financing Accommodation(s) means the Security Agreement(s) and any and all other agreements evidencing an Obligation.

2)
CROSS-COLLATERALIZATION: To secure payment and performance of all Obligations, each of the Dealership Parties grants to each of the Ally Parties a continuing security interest in all collateral in which one of the Ally Parties now has a security interest, and each of the Dealership Parties agree that any future grant of a security interest in any assets of any one of the Dealership Parties to one of the Ally Parties will be deemed a grant to the other of the Ally Parties. Each of the Dealership Parties agree that either or both of the Ally Parties are authorized to file financing statements, mark chattel paper, notify account debtors, note liens on documents of title, and take all other actions necessary to establish, confirm and maintain a perfected security interest in such existing and future collateral. Each of the Dealership Parties agree that all collateral now or hereafter subject to a security interest or lien of one or more of the Ally Parties pursuant to any or all of the Security Agreements secures any and all Obligations, including Obligations subsequently assigned to one of the Ally Parties by the other of the Ally Parties or by a third party, and subject to applicable law, each of the Ally Parties may apply, in its sole, absolute discretion, proceeds of any collateral to any of the Obligations of any of the Dealership Parties.

3)
CROSS DEFAULT: In addition to and not in substitution for any provisions in any of Financing Accommodations, it is agreed that any default or breach by any of the Dealership Parties in the payment or performance under any of the Financing Accommodations will, at the option of the Ally Parties, constitute a default under each Financing Accommodation.

4)
GUARANTY: All Dealership Parties, jointly and severally, unconditionally guarantee the performance and payment of all Obligations owing by any of the Dealership Parties to any of the Ally Parties, including Obligations subsequently assigned to one of the Ally Parties by the other of the Ally Parties or by a third party. Each of the Dealership Parties waives and dispenses with notice of acceptance of this guaranty; notice of non-payment or non-performance; notice of amount of indebtedness outstanding at any time; protests; demands; and prosecution of collection, foreclosure and possessory remedies. Each of the Dealership Parties waives any right to require any of the Ally Parties to proceed against other persons or other of the Dealership Parties; to advise the Dealership Parties of the results of any collateral checks or examinations; to require any or all of the Dealership Parties to comply with the Financing Accommodations; or to proceed against or exhaust any security. Any liability of the Dealership Parties hereunder shall not be affected by, nor shall it be necessary to procure the consent of any of the Dealership Parties or give any notice in reference to, any settlement, or variation of terms of any obligation of the Dealership Parties, or of a guarantor or any other interested person, by operation of law or otherwise; nor by failure to file, record or register any security document. The Dealership Parties recognize that the Ally Parties may utilize various means of attempting to verify compliance with the credit terms by any borrower under any of the Financing Accommodations, including periodic collateral checks and examination of books and records, and hereby expressly agrees that such steps are for the sole benefit of the Ally Parties and the adequacy of such checks and examinations shall not be considered as a defense to or mitigation of liability hereunder. Each of the Dealership Parties acknowledges and agrees that this guaranty is for a commercial obligation and not a consumer obligation which is primarily for personal, family or household purposes. Each of the Dealership Parties authorizes the Ally Parties, from time to time, to investigate any financial information provided and to examine or review such of the Dealership Parties’ credit history (including obtaining a credit report) and agrees to provide the Ally Parties with personal financial statements satisfactory to the Ally Parties upon request. This is a continuing guaranty and remains in effect as to each of the Dealership Parties. However, a single one of the Dealership Parties can terminate its own guaranty by sending written notice of its intent to the Ally Parties at their offices designated above, which termination is effective forty-eight (48) hours after receipt by both of the Ally Parties of the written termination notice; provided, however, that such termination will not operate to release such of the Dealership Parties from liability hereunder with respect to any Obligations incurred prior to the effective date of such termination notice. Except as noted in this Agreement, Ally Parties make no promises to the Dealership Parties to induce execution of this guaranty provision.

5)
EFFECT ON OTHER AGREEMENTS: This Agreement constitutes an amendment of and supplement to each of the Financing Accommodations now or hereafter executed; augments and is in addition to, and is not in substitution for, any provisions of any Financing Accommodation, including any other Cross Collateral, Cross Default and Guaranty Agreements between or among any of the Dealership Parties and either of the Ally Parties; and does not otherwise limit or affect the rights and remedies of any of the Ally Parties under any such Financing Accommodation.

6)
FUTURE LOANS: Each of the Ally Parties may, in its sole and absolute discretion, make additional loans and other financing accommodations to any of the Dealership Parties, all of which will be subject to the terms of this Agreement. Notwithstanding anything to the contrary, any future change in the terms of or indebtedness owed by any of the Dealership Parties to one or more of the Ally Parties requires the written consent of the Ally Parties.

7)
WAIVER OF TRIAL BY JURY: Each of the Dealership Parties waive trial by jury in any action or proceeding brought by any of the Ally Parties; in any counterclaim asserted by any of the Ally Parties against one or more of the Dealership Parties; or in any matter or manner connected with this Agreement, or any Financing Accommodation.

8)
NOTICES: Any notices or other communications required or permitted to be given by this Agreement must be in writing and must be personally delivered, mailed by prepaid certified, registered, or first class mail, or delivered by a nationally recognized overnight courier, to the Ally Parties or to the Dealership Parties to whom such notice or communication is directed at the address set forth above in this Agreement. Notwithstanding anything herein to the contrary, any notice or other communication will be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if mailed or delivered by overnight courier, on the third (3rd) day after it is mailed or delivered as aforesaid. Any of the Ally Parties or of the Dealership Parties may change its address for purposes of this document by giving ten (10) days prior written notice of such change to the others pursuant to the terms of this clause.

9)
NO OTHER UNDERSTANDING: The Dealership Parties acknowledge that the Ally Parties have made no promises to induce execution of this Agreement except as set forth herein; that there are no other agreements or understandings, either oral or in writing, affecting this Agreement; and nothing in this Agreement may be considered a waiver by any of the Ally Parties of any existing or future defaults by any of the Dealership Parties of any Financing Accommodation. Modifications or amendments to this Agreement can only be made in a writing executed by all of the Ally Parties and all of the Dealership Parties.

10)
SUCCESSORS AND ASSIGNS: The provisions of this Agreement bind and inure to the benefit of the heirs, administrators, successors, and assigns of each of the Dealership Parties and each of the Ally Parties.

11)
SEVERABILITY: Any provision of this Agreement prohibited by law is ineffective only to the extent of the prohibition without invalidating the remaining provisions of this Agreement.

12)
COUNTERPARTS: This Agreement may be executed by telecopy or facsimile in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier, facsimile or e-mail of an executed counterpart of this agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.

	Signed in the presence of:		RMBL Missouri, LLC
Signature:	/s/ Beverly Rath	Signature:	/s/ Marshall Chesrown
By (Print):	Beverly Rath	By (Print):	Marshall Chesrown
		Title:	Manager
		Date:	2-16-18

Signed in the presence of:
RumbleOn, Inc.
Signature:	/s/ Beverly Rath	Signature:	/s/ Marshall Chesrown
By (Print):	Beverly Rath	By (Print):	Marshall Chesrown
		Title:	President/CEO
		Date:	2-16-18

Ally Financial Inc.
		Signature:	/s/ Christian Kemp
		By (Print):	Christian Kemp
		Title:	Authorized Representative
		Date:	2-16-18

Ally Bank
		Signature:	/s/ Christian Kemp
		By (Print):	Christian Kemp
		Title:	Authorized Representative
		Date:	2-16-18